Exhibit 10.4

March 16, 2010

To the Purchasers on Schedule A hereto

U.S. Geothermal Inc.
1505 Tyrell Lane
Boise, Idaho 83706

Ladies and Gentlemen:

The undersigned director or officer of U.S. Geothermal Inc. (the “Corporation”) understands in connection with the issue and sale by the Corporation of 8.209,519 shares of common stock, par value US$0.001 per share (each, a “Share”) at a price of US$1.05 per Share and Common Stock Purchase Warrants (as defined below) to purchase an aggregate of 4,104,757 Common Shares (the “Private Placement”), pursuant to the securities purchase agreement (the “Securities Purchase Agreement”) dated March 8, 2010, between the Corporation and each investor purchasing securities of the Corporation in the Private Placement (collectively, the “Purchasers”)Pursuant to the Securities Purchase Agreement, each Purchaser will be issued a Common Share purchase warrant (“Warrant”) exercisable for up to 50% of the Shares purchased by the Purchaser for a period beginning six (6) months after the Closing Date of the Private Placement and ending sixty-six (66) months after the Closing Date of the Private Placement (the “Expiry Date”) at an exercise price of US$1.25 per Share (the “Exercise Price”). Any capitalized terms not defined herein shall have the definition as set forth in the Securities Purchase Agreement.

In consideration for the benefit that the Private Placement will confer upon the undersigned as a shareholder of the Corporation, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees with the Corporation and the Purchasers that the undersigned will not, directly or indirectly, without the prior written consent of RBC Capital Markets (which consent may not be unreasonably withheld):

(i)

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, announce any intention to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of common stock in the capital of the Corporation (“Common Shares”) or any securities convertible into or exchangeable or exercisable for Common Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file a registration statement or prospectus with respect to any of the foregoing; or

(ii)

enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise, in each case, during the period of 90 days from March 16, 2010 (the date of closing of the Private Placement), other than pursuant to (i) a bona fide offer by a third party to acquire Common Shares or securities exchangeable or convertible into Common Shares made to all holders of such securities, or (ii) Common Shares received pursuant to exercises after the date hereof of stock options granted pursuant to the Company’s stock option plans. For the purposes of clarity, this Lock-up Agreement does not apply to actions taken by the undersigned in his official capacity as an officer or director of the Corporation.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned.

The undersigned understands that the Corporation and the Purchasers will proceed with the Private Placement in reliance on this Lock-Up Agreement and the representation and warranties contained herein.

Very truly yours,

By: _______________________
Name:
Title:

SCHEDULE A

Purchaser Name
Cranshire Capital LP
Exploration Capital Partners 2005 Limited Partnership
Hudson Bay Overseas Fund LTD
Hudson Bay Fund LP
Glacier Partners
Iroquois Master Fund Ltd.
Praesidis Master Fund, Ltd.
ZLP Master Opportunity Fund, Ltd.
Orphan Fund, L.P.
SIM Green Tech Fund, L.P.
Ramius Navigation Master Fund Ltd
Ramius Enterprise Master Fund Ltd
AGF Canada Fund
AGF Canada Class
AGF Canadian Stock Fund
IG AGF Canadian Growth Fund
IG AGF Canadian Growth Class
Keystone Equity Fund
Empery Asset Master LTD By: Empery Asset Management LP, its Authorized Agent
Hartz Capital Investments LLC By: Empery Asset Management LP, its Authorized Agent
NBCN INC. In Trust For: Front Street Capital A/C 26AA13V
NBCN INC. In Trust For: Front Street Capital A/C 26AA11V
NBCN INC. In Trust For: Front Street Capital A/C 26AA14V